                               OFFER TO PURCHASE
               ALL OUTSTANDING CLASS A AND CLASS B COMMON SHARES
                                      OF
                      SIMON TRANSPORTATION SERVICES INC.
                                      AT
                           $7.00 NET CASH PER SHARE
                                      BY
                                  JERRY MOYES


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
                 JUNE 21, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   May 23, 2000

To Our Clients:

   Enclosed for your consideration are the offer to purchase, dated May 23, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time-to-time, together constitute the "Offer") in connection with the Offer by Jerry Moyes (the "Purchaser") to purchase all outstanding shares of Class A Common Stock, $.01 par value (the "Class A Common Shares") and Class B Common Stock, $.01 par value (the "Class B Common Shares" and, together with the Class A Common Shares, the "Shares"), of Simon Transportation Services Inc., a Nevada corporation (the "Company"), at a price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

   Stockholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase (see also Instruction 2 of the Letter of Transmittal). Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase.

   Your attention is invited to the following:

     1. The tender price is $7.00 per Share, net to you in cash, without interest thereon.

     2. The Offer and withdrawal rights will expire at 5:00 P.M., Eastern time, on June 21, 2000, unless the Offer is extended.

     3. The Offer is being made for all of the outstanding Shares.

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   Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction the securities, blue sky, or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

   If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE

               ALL OUTSTANDING CLASS A AND CLASS B COMMON SHARES
                                      OF
                      SIMON TRANSPORTATION SERVICES INC.
                                      AT
                           $7.00 NET CASH PER SHARE
                                      BY
                                  JERRY MOYES

   The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated May 23, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time-to-time, together constitute the "Offer"), in connection with the Offer by Jerry Moyes (the "Purchaser") to purchase all outstanding Shares at $7.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number and Type (Class A Common Shares and/or Class B Common Shares) of Shares to be Tendered*:
_______________________________________________________________________________
Account Number: _______________________________________________________________
Signature(s): _________________________________________________________________
_______________________________________________________________________________
Dated: _______________ , 2000
Please type or print name(s): _________________________________________________
_______________________________________________________________________________
Please type or print address(es) here: ________________________________________
_______________________________________________________________________________
Area Code and Telephone Number: _______________________________________________
Taxpayer Identification or Social Security Number(s): _________________________

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered and that all Shares are Class A Common Shares.

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